Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Monique N. Dolecki, Investor Relations - 201-847-5378
Kristen Cardillo, Corporate Communications - 201-847-5657

BD ANNOUNCES RESULTS FOR 2017 THIRD FISCAL QUARTER

•	As reported, revenues of $3.035 billion decreased 5.1 percent, which primarily reflects the divestiture of the Respiratory Solutions business.

•	On a comparable, currency-neutral basis, revenues grew 2.4 percent.

•	As reported, diluted earnings per share of $(0.75) decreased 141.7 percent.

•	As adjusted, diluted earnings per share of $2.46 increased 4.7 percent, or 7.7 percent on a currency-neutral basis.

•	As reported, the Company now expects full fiscal year 2017 diluted earnings per share to be between $5.10 and $5.15, which represents growth of approximately 14.0 to 15.0 percent.

•	The Company is raising full fiscal year 2017 adjusted diluted earnings per share guidance to $9.42 to $9.47, which represents growth of approximately 10.0 percent.

Franklin Lakes, NJ (August 3, 2017) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $3.035 billion for the third fiscal quarter ended June 30, 2017. This represents a decrease of 5.1 percent from the prior-year period and is primarily due to the divestiture of the Respiratory Solutions business that was completed in October 2016. On a comparable, currency-neutral basis, third quarter revenues grew 2.4 percent.

“We are pleased with our third quarter performance and outlook for fiscal year 2017,” said Vincent A. Forlenza, Chairman and CEO. “We continue to deliver consistent, solid results while driving toward the successful closing of the C.R. Bard acquisition.”

Third Quarter and Nine-Month Fiscal 2017 Operating Results
As reported, diluted earnings per share for the third quarter were $(0.75), compared with $1.80 in the prior-year period. This represents a decrease of 141.7 percent and is primarily due to a non-cash charge resulting from a modification to dispensing lease contracts with customers as a result of the previously announced change in the U.S. dispensing business model. Adjusted diluted earnings per share were $2.46, compared with $2.35 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 4.7 percent, or 7.7 percent on a currency-neutral basis.

For the nine-month period ended June 30, 2017, as reported, diluted earnings per share were $3.36, compared with $4.41 in the prior-year period. This represents a decrease of 23.8 percent and is primarily due to the aforementioned non-cash charge related to the change in the U.S. dispensing business model. Adjusted diluted earnings per share were $7.09, compared with $6.48 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 9.4 percent, or 13.1 percent on a currency-neutral basis.

Segment Results
In the BD Medical segment, as reported, worldwide revenues for the quarter of $2.038 billion decreased 8.8 percent from the prior-year period, primarily due to the aforementioned divestiture. On a comparable, currency-neutral basis, revenues increased 1.3 percent. The segment’s results reflect solid performance in the Medication and Procedural Solutions, Diabetes Care and Pharmaceutical Systems units. Performance in the Medication Management Solutions unit was impacted by the previously announced change in the U.S. dispensing business model, which includes a transformation from capital placements to a value-based software business model.

For the nine-month period ended June 30, 2017, BD Medical revenues were $5.989 billion as reported, a decrease of 6.7 percent from the prior-year period due to the aforementioned divestiture. On a comparable, currency-neutral basis, BD Medical revenues increased 4.5 percent.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter were $997 million, an increase of 3.5 percent over the prior-year period, or an increase of 4.8 percent on a currency-neutral basis. The segment’s revenue growth reflects strong performance in the Biosciences unit and solid growth in the Diagnostic Systems and Preanalytical Systems units.

For the nine-month period ended June 30, 2017, BD Life Sciences revenues were $2.937 billion as reported, an increase of 3.7 percent over the prior-year period, and an increase of 4.6 percent on a currency-neutral basis.

Geographic Results
As reported, third quarter revenues in the U.S. of $1.603 billion decreased 7.6 percent from the prior-year period, primarily due to the aforementioned divestiture. On a comparable basis, U.S. revenues increased 0.4 percent. Within the BD Medical segment, growth in the U.S. in the Medication and Procedural Solutions and Diabetes Care units was offset by declines in the Medication Management Solutions and Pharmaceutical Systems units. Performance in the Medication Management Solutions unit reflects the aforementioned change in the U.S. dispensing business model as well as the timing of capital placements that benefited growth in the first half of the fiscal year. Revenues in the Pharmaceutical Systems unit declined due to a tough comparison to the prior-year period. BD Life Sciences segment results in the U.S. reflect strength in the Preanalytical Systems and Biosciences units.

As reported, revenues outside of the U.S. of $1.433 billion declined 2.1 percent from the prior-year period primarily due to the aforementioned divestiture. On a comparable, currency-neutral basis, revenues outside of the U.S. increased 4.7 percent. International revenue growth reflects strong performance in both segments. Within the BD Medical segment, growth was driven by strength in the Medication and Procedural Solutions and Pharmaceutical Systems units. Growth in the BD Life Sciences segment reflects strength in the Diagnostic Systems and Biosciences units.

For the nine-month period ended June 30, 2017, U.S. revenues were $4.859 billion as reported, a decrease of 5.5 percent from the prior-year period, primarily due to the aforementioned divestiture. On a comparable basis, U.S. revenues grew 3.3 percent. As reported, revenues outside of the U.S. of $4.068 billion declined 1.0 percent from the prior-year period, primarily due to the aforementioned divestiture. On a comparable, currency-neutral basis, revenues outside the U.S. grew 6.0 percent.

Fiscal 2017 Outlook for Full Year
As reported, the Company now expects full fiscal year 2017 revenues to decrease 3.0 to 3.5 percent, primarily due to the aforementioned divestiture of the Respiratory Solutions business. This is an improvement from previously issued guidance of a 3.5 to 4.0 percent decrease in revenues and is due to a reduction in the estimated negative impact from foreign currency. The Compa ny continues to estimate that revenues for the full fiscal year 2017 will increase 4.5 to 5.0 percent on a comparable, currency-neutral basis that excludes Respiratory Solutions and other divestitures that closed in fiscal year 2016.

As reported, the Company now expects full fiscal year 2017 diluted earnings per share to be between $5.10 and $5.15, which represents growth of approximately 14.0 to 15.0 percent. On a currency-neutral basis, the Company continues to expect full fiscal year adjusted diluted earnings per share to be between $9.70 and $9.80, which represents growth of approximately 13.0 to 14.0 percent, including an estimated 1.5 percentage points of dilution related to the Respiratory Solutions divestiture. As a result of favorable foreign currency movement, the Company is raising its adjusted diluted earnings per share guidance to be between $9.42 and $9.47, which represents growth of approximately 10.0 percent over fiscal 2016 adjusted diluted earnings per share of $8.59. This is an increase from previous guidance of $9.35 to $9.45, which represented growth of approximately 9.0 to 10.0 percent. Adjusted diluted earnings per share excludes, among other specified items, the non-cash amortization of intangible assets, a non-cash charge resulting from a modification to dispensing lease contracts with customers, and the reversal of a litigation reserve.

Conference Call Information
A conference call regarding BD’s third quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, August 3, 2017. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, August 10, 2017, confirmation number 50820826.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

All “comparable” basis revenue growth rates relating to fiscal year 2017 presented throughout this release are adjusted for closed divestitures. Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; a non-cash charge resulting from a modification to dispensing lease contracts with customers; the reversal of a litigation reserve; and the loss on debt extinguishment. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release.

About BD
BD is a global medical technology company that is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. BD leads in patient and health care worker safety and the technologies that enable medical research and clinical laboratories. The company provides innovative solutions that help advance medical research and genomics, enhance the diagnosis of infectious disease and cancer, improve medication management, promote infection prevention, equip surgical and interventional procedures, and support the management of diabetes. The company partners with organizations around the world to address some of the most challenging global health issues. BD has nearly 50,000 associates across 50 countries who work in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health. For more information on BD, please visit bd.com.

***
This press release, including the section entitled “Fiscal 2017 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to: legislative or regulatory changes to the U.S. healthcare system, potential cuts in governmental healthcare spending or measures to contain healthcare costs, each of which could result in reduced demand for our products or downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; new or changing laws and regulations impacting our business (including changes in the U.S. tax code or laws impacting foreign trade) or changes in enforcement practices with respect to such laws; our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; efficacy or safety concerns relating to product recalls; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; risks relating to our ability to continue to successfully integrate CareFusion's operations in order to fully obtain the benefits of the transaction; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform outside the U.S., including changes in government pricing and reimbursement policies or other cost containment reforms; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended June 30,
	2017	2016	% Change
REVENUES	$3,035	$3,198	(5.1)

Cost of products sold	1,532	1,651	(7.3)
Selling and administrative expense	719	728	(1.3)
Research and development expense	186	207	(10.2)
Acquisitions and other restructurings	81	96	(16.0)
Other operating expense	741	—	100.0
TOTAL OPERATING COSTS AND EXPENSES	3,258	2,682	21.5
OPERATING (LOSS) INCOME	(223)	516	(143.2)

Interest expense	(184)	(97)	89.1
Interest income	19	5	294.2
Other expense, net	(16)	(1)	NM
(LOSS) INCOME BEFORE INCOME TAXES	(404)	422	(195.5)
Income tax (benefit) provision	(271)	32	(944.6)
NET (LOSS) INCOME	(132)	390	(133.9)
Preferred stock dividends	(32)	—	100.0
NET (LOSS) INCOME APPLICABLE TO COMMON SHAREHOLDERS	$(165)	$390	(142.2)

EARNINGS PER SHARE
Basic Earnings per Share	$(0.75)	$1.83	(141.0)
Diluted Earnings per Share	$(0.75)	$1.80	(141.7)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	220,807	213,083
Diluted	220,807	217,372

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Nine Months Ended June 30,
	2017	2016	% Change
REVENUES	$8,927	$9,252	(3.5)

Cost of products sold	4,539	4,813	(5.7)
Selling and administrative expense	2,151	2,209	(2.6)
Research and development expense	554	575	(3.8)
Acquisitions and other restructurings	243	321	(24.2)
Other operating expense	405	—	100.0
TOTAL OPERATING COSTS AND EXPENSES	7,892	7,918	(0.3)
OPERATING INCOME	1,035	1,334	(22.4)

Interest expense	(364)	(293)	24.3
Interest income	31	14	124.2
Other (expense) income, net	(51)	10	(583.3)
INCOME BEFORE INCOME TAXES	650	1,065	(38.9)
Income tax (benefit) provision	(123)	107	(214.6)
NET INCOME	773	958	(19.3)
Preferred stock dividends	(32)	—	100.0
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$741	$958	(22.7)

EARNINGS PER SHARE
Basic Earnings per Share	$3.43	$4.51	(23.9)
Diluted Earnings per Share	$3.36	$4.41	(23.8)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	215,817	212,411
Diluted	220,406	217,146

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2017	2016	% Change
BD MEDICAL
Medication and Procedural Solutions *	$480	$473	1.5
Medication Management Solutions *	447	473	(5.5)
Diabetes Care	132	127	4.2
Pharmaceutical Systems	93	98	(5.3)
Respiratory Solutions *	—	136	NM
TOTAL	$1,152	$1,307	(11.9)

BD LIFE SCIENCES
Preanalytical Systems	$191	$180	5.9
Diagnostic Systems	145	142	2.1
Biosciences	115	106	8.2
TOTAL	$451	$428	5.2

TOTAL UNITED STATES	$1,603	$1,735	(7.6)

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2017	2016	FX Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$389	$378	$(10)	3.1	5.7
Medication Management Solutions	109	112	(4)	(3.0)	1.0
Diabetes Care	131	132	(3)	(0.7)	1.2
Pharmaceutical Systems	258	244	(5)	5.6	7.5
Respiratory Solutions	—	63	—	NM	NM
TOTAL	$886	$928	$(21)	(4.5)	(2.2)

BD LIFE SCIENCES
Preanalytical Systems	$185	$186	$(5)	(0.5)	2.0
Diagnostic Systems	191	185	(4)	3.0	5.0
Biosciences	171	164	(4)	4.2	6.4
TOTAL	$547	$535	$(12)	2.2	4.4

TOTAL INTERNATIONAL	$1,433	$1,463	$(33)	(2.1)	0.2

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2017	2016	FX Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$870	$851	$(10)	2.2	3.3
Medication Management Solutions *	556	585	(4)	(5.0)	(4.2)
Diabetes Care	263	258	(3)	1.7	2.7
Pharmaceutical Systems	350	342	(5)	2.5	3.9
Respiratory Solutions *	—	199	—	NM	NM
TOTAL	$2,038	$2,235	$(21)	(8.8)	(7.8)

BD LIFE SCIENCES
Preanalytical Systems	$376	$366	$(5)	2.6	3.9
Diagnostic Systems	335	327	(4)	2.6	3.8
Biosciences	286	270	(4)	5.8	7.1
TOTAL	$997	$963	$(12)	3.5	4.8

TOTAL REVENUES	$3,035	$3,198	$(33)	(5.1)	(4.0)

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2017	2016	% Change
BD MEDICAL
Medication and Procedural Solutions	$1,470	$1,448	1.5
Medication Management Solutions *	1,403	1,351	3.8
Diabetes Care	400	386	3.6
Pharmaceutical Systems	231	242	(4.5)
Respiratory Solutions *	—	423	NM
TOTAL	$3,504	$3,850	(9.0)

BD LIFE SCIENCES
Preanalytical Systems	$552	$533	3.7
Diagnostic Systems	471	447	5.5
Biosciences	331	314	5.4
TOTAL	$1,355	$1,294	4.7

TOTAL UNITED STATES	$4,859	$5,145	(5.5)

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2017	2016	FX Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$1,133	$1,082	$(24)	4.7	6.9
Medication Management Solutions	321	312	(13)	2.8	6.8
Diabetes Care	374	371	(3)	0.6	1.5
Pharmaceutical Systems	658	607	(11)	8.4	10.3
Respiratory Solutions	—	196	—	NM	NM
TOTAL	$2,485	$2,569	$(52)	(3.3)	(1.3)

BD LIFE SCIENCES
Preanalytical Systems	$541	$517	$(11)	4.6	6.8
Diagnostic Systems	548	512	(6)	6.9	8.1
Biosciences	494	508	(7)	(2.9)	(1.5)
TOTAL	$1,582	$1,538	$(25)	2.9	4.5

TOTAL INTERNATIONAL	$4,068	$4,107	$(76)	(1.0)	0.9

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2017	2016	FX Impact	Reported	FXN
BD MEDICAL
Medication and Procedural Solutions	$2,604	$2,531	$(24)	2.9	3.8
Medication Management Solutions *	1,723	1,663	(13)	3.6	4.4
Diabetes Care	773	757	(3)	2.1	2.6
Pharmaceutical Systems	889	849	(11)	4.8	6.1
Respiratory Solutions *	—	620	—	NM	NM
TOTAL	$5,989	$6,420	$(52)	(6.7)	(5.9)

BD LIFE SCIENCES
Preanalytical Systems	$1,094	$1,050	$(11)	4.1	5.2
Diagnostic Systems	1,019	959	(6)	6.3	6.9
Biosciences	825	823	(7)	0.2	1.1
TOTAL	$2,937	$2,832	$(25)	3.7	4.6

TOTAL REVENUES	$8,927	$9,252	$(76)	(3.5)	(2.7)

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.

NM - Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Three Months Ended June 30,
(Unaudited; Amounts in millions)

			C
			Divestiture Revenue Adjustment **	D=B+C	E=(A-D)/D
	A	B		Comparable	Comparable % Change
	2017	2016		2016
BD MEDICAL
Medication and Procedural Solutions *	$480	$473	$(3)	$470	2.1
Medication Management Solutions *	447	473	—	473	(5.5)
Diabetes Care	132	127	—	127	4.2
Pharmaceutical Systems	93	98	—	98	(5.3)
Respiratory Solutions *	—	136	(136)	—	—
TOTAL	$1,152	$1,307	$(139)	$1,168	(1.3)

BD LIFE SCIENCES
Preanalytical Systems	$191	$180	$—	$180	5.9
Diagnostic Systems	145	142	—	142	2.1
Biosciences	115	106	—	106	8.2
TOTAL	$451	$428	$—	$428	5.2

TOTAL UNITED STATES	$1,603	$1,735	$(139)	$1,596	0.4

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.
**Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

			C
			Divestiture Revenue Adjustment **	D=B+C		F=(A-D-E)/D
	A	B		Comparable	E	FXN % Change
	2017	2016		2016	FX Impact
BD MEDICAL
Medication and Procedural Solutions	$389	$378	$—	$378	$(10)	5.7
Medication Management Solutions	109	112	—	112	(4)	1.0
Diabetes Care	131	132	—	132	(3)	1.2
Pharmaceutical Systems	258	244	—	244	(5)	7.5
Respiratory Solutions	—	63	(63)	—	—	—
TOTAL	$886	$928	$(63)	$865	$(21)	4.9

BD LIFE SCIENCES
Preanalytical Systems	$185	$186	$—	$186	$(5)	2.0
Diagnostic Systems	191	185	—	185	(4)	5.0
Biosciences	171	164	—	164	(4)	6.4
TOTAL	$547	$535	$—	$535	$(12)	4.4

TOTAL INTERNATIONAL	$1,433	$1,463	$(63)	$1,400	$(33)	4.7

**Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

			C			F=(A-D-E)/D
	A	B	Divestiture Revenue Adjustment **	D=B+C	E	Comparable FXN % Change
				Comparable	Comparable FX Impact
	2017	2016		2016
BD MEDICAL
Medication and Procedural Solutions	$870	$851	$(3)	$848	$(10)	3.7
Medication Management Solutions *	556	585	—	585	(4)	(4.2)
Diabetes Care	263	258	—	258	(3)	2.7
Pharmaceutical Systems	350	342	—	342	(5)	3.9
Respiratory Solutions *	—	199	(199)	—	—	—
TOTAL	$2,038	$2,235	$(202)	$2,033	$(21)	1.3

BD LIFE SCIENCES
Preanalytical Systems	$376	$366	$—	$366	$(5)	3.9
Diagnostic Systems	335	327	—	327	(4)	3.8
Biosciences	286	270	—	270	(4)	7.1
TOTAL	$997	$963	$—	$963	$(12)	4.8

TOTAL REVENUES	$3,035	$3,198	$(202)	$2,996	$(33)	2.4

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.
**Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

			C
			Divestiture Revenue Adjustment **	D=B+C	E=(A-D)/D
	A	B		Comparable	Comparable % Change
	2017	2016		2016
BD MEDICAL
Medication and Procedural Solutions	$1,470	$1,448	$(17)	$1,431	2.7
Medication Management Solutions *	1,403	1,351	—	1,351	3.8
Diabetes Care	400	386	—	386	3.6
Pharmaceutical Systems	231	242	—	242	(4.5)
Respiratory Solutions *	—	423	(423)	—	—
TOTAL	$3,504	$3,850	$(440)	$3,410	2.8

BD LIFE SCIENCES
Preanalytical Systems	$552	$533	$—	$533	3.7
Diagnostic Systems	471	447	—	447	5.5
Biosciences	331	314	—	314	5.4
TOTAL	$1,355	$1,294	$—	$1,294	4.7

TOTAL UNITED STATES	$4,859	$5,145	$(440)	$4,705	3.3

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.
**Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

			C
			Divestiture Revenue Adjustment **	D=B+C		F=(A-D-E)/D
	A	B		Comparable	E	FXN % Change
	2017	2016		2016	FX Impact
BD MEDICAL
Medication and Procedural Solutions	$1,133	$1,082	$—	$1,082	$(24)	6.9
Medication Management Solutions	321	312	—	312	(13)	6.8
Diabetes Care	374	371	—	371	(3)	1.5
Pharmaceutical Systems	658	607	—	607	(11)	10.3
Respiratory Solutions	—	196	(196)	—	—	—
TOTAL	$2,485	$2,569	$(196)	$2,373	$(52)	6.9

BD LIFE SCIENCES
Preanalytical Systems	$541	$517	$—	$517	$(11)	6.8
Diagnostic Systems	548	512	—	512	(6)	8.1
Biosciences	494	508	—	508	(7)	(1.5)
TOTAL	$1,582	$1,538	$—	$1,538	$(25)	4.5

TOTAL INTERNATIONAL	$4,068	$4,107	$(196)	$3,911	$(76)	6.0

**Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

			C			F=(A-D-E)/D
	A	B	Divestiture Revenue Adjustment **	D=B+C	E	Comparable FXN % Change
				Comparable	Comparable FX Impact
	2017	2016		2016
BD MEDICAL
Medication and Procedural Solutions	$2,604	$2,531	$(17)	$2,514	$(24)	4.5
Medication Management Solutions *	1,723	1,663	—	1,663	(13)	4.4
Diabetes Care	773	757	—	757	(3)	2.6
Pharmaceutical Systems	889	849	—	849	(11)	6.1
Respiratory Solutions *	—	620	(620)	—	—	—
TOTAL	$5,989	$6,420	$(637)	$5,783	$(52)	4.5

BD LIFE SCIENCES
Preanalytical Systems	$1,094	$1,050	$—	$1,050	$(11)	5.2
Diagnostic Systems	1,019	959	—	959	(6)	6.9
Biosciences	825	823	—	823	(7)	1.1
TOTAL	$2,937	$2,832	$—	$2,832	$(25)	4.6

TOTAL REVENUES	$8,927	$9,252	$(637)	$8,615	$(76)	4.5

*The presentation of prior-period amounts has been revised to conform with the presentation of current-period amounts, which does not separately present an immaterial adjustment for the amortization of a deferred revenue balance write-down relating to the CareFusion acquisition.
**Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,
	2017	2016	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$(0.75)	$1.80	$(2.55)	$(0.07)	$(2.48)	(141.7)%	(137.8)%

Purchase accounting adjustments ($106 million and $127 million pre-tax, respectively) (1)	0.48	0.58
Restructuring costs ($8 million and $49 million pre-tax, respectively) (2)	0.04	0.23
Integration costs ($50 million and $40 million pre-tax, respectively) (2)	0.23	0.18
Transaction costs ($23 million and $7 million pre-tax, respectively) (2)	0.10	0.03
Financing costs ($87 million pre-tax) (3)	0.39	—
Losses on debt extinguishment ($31 million pre-tax) (4)	0.14	—
Lease contract modification-related charge ($741 million pre-tax) (5)	3.36	—
Dilutive impact (6)	0.18	—
Pension settlement charges ($3 million pre-tax) (7)	—	0.01
Income tax benefit of special items ($(377) million and $(106) million, respectively)	(1.71)	(0.49)

Adjusted Diluted Earnings per Share	$2.46	$2.35	$0.11	$(0.07)	$0.18	4.7%	7.7%

(1)	Includes adjustments related to the purchase accounting for acquisitions, primarily CareFusion, impacting identified intangible assets and valuation of fixed assets and debt.

(2)
Represents integration and restructuring costs which are associated with the acquisition of CareFusion and other portfolio rationalization initiatives, as well as transaction costs which relate to the pending agreement to acquire Bard as well as other portfolio rationalization initiatives.

(3)	Represents financing costs, primarily fees paid to enter into a bridge facility, incurred in connection with the pending agreement to acquire Bard.

(4)	Represents losses recognized upon the extinguishment of certain long-term senior notes.

(5)	Represents a non-cash charge resulting from a modification to our dispensing equipment lease contracts with customers.

(6)
Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the pending acquisition of Bard, and of preferred share dividends payable on mandatory convertible preferred stock outstanding. The quarter-to-date adjusted diluted average shares outstanding (in thousands) is 218,184.

(7)
Represents pension settlement charges associated with lump sum benefit payments made from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Nine Months Ended June 30,
	2017	2016	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$3.36	$4.41	$(1.05)	$(0.24)	$(0.81)	(23.8)%	(18.4)%

Purchase accounting adjustments ($361 million and $395 million pre-tax, respectively) (1)	1.64	1.82
Restructuring costs ($54 million and $198 million pre-tax, respectively) (2)	0.25	0.91
Integration costs ($159 million and $115 million pre-tax, respectively) (2)	0.72	0.53
Transaction costs ($37 million and $7 million pre-tax, respectively) (2)	0.17	0.03
Financing costs ($87 million pre-tax) (3)	0.40	—
Losses on debt extinguishment ($73 million pre-tax) (4)	0.33	—
Lease contract modification-related charge ($741 million pre-tax) (5)	3.36	—
Litigation-related item ($(336) million pre-tax) (6)	(1.52)	—
Dilutive Impact (7)	0.22	—
Pension settlement charges ($3 million pre-tax) (8)	—	0.01
Income tax benefit of special items ($(404) million and $(270) million, respectively)	(1.83)	(1.24)

Adjusted Diluted Earnings per Share	$7.09	$6.48	$0.61	$(0.24)	$0.85	9.4%	13.1%

(1)	Includes adjustments related to the purchase accounting for acquisitions, primarily CareFusion, impacting identified intangible assets and valuation of fixed assets and debt.

(2)
Represents integration and restructuring costs which are associated with the acquisition of CareFusion and other portfolio rationalization initiatives, as well as transaction costs which relate to the pending agreement to acquire Bard as well as other portfolio rationalization initiatives.

(3)	Represents financing costs, primarily fees paid to enter into a bridge facility, incurred in connection with the pending agreement to acquire Bard.

(4)	Represents losses recognized upon the extinguishment of certain long-term senior notes.

(5)	Represents a non-cash charge resulting from a modification to our dispensing equipment lease contracts with customers.

(6)	Represents the reversal of certain reserves related to an appellate court decision which, among other things, reversed an unfavorable antitrust judgment in the RTI case.

(7)
Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the pending acquisition of Bard, and of preferred share dividends payable on mandatory convertible preferred stock outstanding. The year-to-date adjusted diluted average shares outstanding (in thousands) is 218,094.

(8)
Represents pension settlement charges associated with lump sum benefit payments made from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY2017 OUTLOOK RECONCILIATION

	FY2016		FY2017 Outlook
	Revenues		% Change	FX Impact	% Change FXN
BDX As Reported Revenue	$12,483		(3.0% - 3.5%)	~(1.0%)	(2.0% - 2.5%)
Divestitures Revenue (1)	(843)
BDX Comparable Revenue	$11,639		3.5% - 4.0%	~(1.0%)	4.5% - 5.0%

BD Medical As Reported Revenue	$8,654		(6.0% - 6.5%)	~(1.0%)	(5.0% - 5.5%)
Divestitures Revenue (1)	(843)
BD Medical Comparable Revenue	$7,811		3.5% - 4.0%	~(1.0%)	4.5% - 5.0%

BD Life Sciences As Reported Revenue	$3,829		3.0% - 4.0%	~(1.0%)	4.0% - 5.0%

	FY2017 Outlook
	Full Year FY2017 Outlook		Full Year FY2016	% Increase
	(estimated)
Reported Fully Diluted Earnings per Share	5.10 - 5.15		$4.49	~ 14.0% - 15.0%
Purchase Accounting Adjustments	2.22		2.42
Restructuring Costs	0.25	(2)	2.42
Integration Costs	0.72	(2)	0.88
Transaction Costs	0.17	(2)	0.04
Financing Costs	0.40	(2)	—
Losses on Debt Extinguishment	0.33	(2)	—
Lease Contract Modification Charge	3.36	(2)	—
Litigation-related Item	(1.52)	(2)	—
Dilutive Impact	0.22	(3)	—
Pension Settlement Charges	—		0.03
Income Tax Benefit of Special Items	(1.83)	(2)	(1.70)

Adjusted Fully Diluted Earnings per Share	9.42 - 9.47		$8.59	~10.0%

Estimated FX Impact	~(0.30)			~(3.5%)

Adjusted FXN Growth	9.70 - 9.80			~ 13.0% - 14.0%

(1)	Excludes the impact from the following divestitures: Respiratory, Simplist and Spine.

(2)
FY2017 restructuring, integration, transaction and financing costs, loss on debt extinguishment, lease contract modification charge, litigation-related item, and income tax benefit of special items reflect year-to-date realized costs.

(3)
Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the pending acquisition of Bard, and of preferred share dividends payable on mandatory convertible preferred stock outstanding.

FXN - Foreign Currency Neutral